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                                                                   Exhibit 23(d)

                   CONSENT OF INDEPENDENT PETROLEUM CONSULTANT

      We hereby consent to the use in the Form 10-KSB of Daugherty Resources, Inc. (File No. 0-12185) for the fiscal year ended December 31, 2002, of our independent oil and gas reserve reports dated March 13, 2003, for the year ended December 31, 2002. We also consent to all references to us in such Form 10-KSB, including references to us as experts.

                                            Wright & Company, Inc.


                                            /s/ Randall Wright
                                            ------------------
                                            D. Randall Wright
                                            President

Brentwood, Tennessee
March 27, 2003